                                                                      EXHIBIT 25

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM T-1
                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______

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                           THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)
New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)
                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)

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                         NIPSCO Capital Markets, Inc.
              (Exact name of obligor as specified in its charter)

Indiana                                                               35-1762940
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

5265 Hohman Avenue
Hammond, Indiana                                                           46320
(Address of principal executive offices)                              (Zip Code)

                            NIPSCO Industries, Inc.
              (Exact name of obligor as specified in its charter)

Indiana                                                               35-1719974
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

5265 Hohman Avenue
Hammond, Indiana                                                           46320
(Address of principal executive offices)                              (Zip Code)

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                                Debt Securities
                      (Title of the indenture securities)

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                                    GENERAL


Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, State House, Albany, New York 12110.

            Board of Governors of the Federal Reserve System, Washington, D.C., 20551

            Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

            Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b) Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits

     List below all exhibits filed as part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and the Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 13th day of February, 1997.

                                       THE CHASE MANHATTAN BANK


                                       By /s/ R. LORENZEN
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                                          R. Lorenzen
                                          Senior Trust Officer

                             EXHIBIT 7 TO FORM T-1

                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York  10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act


                                                                 Dollar Amounts
ASSETS                                                            in Millions
Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin..................................              $  11,095
   Interest-bearing balances..........................                  4,998
Securities:
Held to maturity securities...........................                  3,231
Available for sale securities.........................                 38,078
Federal Funds sold and securities purchased under
   agreement to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's:
   Federal funds sold.................................                  8,018
   Securities purchased under agreements to resell....                    731
Loans and lease financing receivables:
   Loans and leases, net of unearned income   $130,513
   Less:  Allowance for loan and lease losses    2,938
   Less:  Allocated transfer risk reserve....       27
   Loans and leases, net of unearned income,  --------
   allowance, and reserve.............................                127,548
Trading Assets........................................                 48,576
Premises and fixed assets (including capitalized
   leases)............................................                  2,850
Other real estate owned...............................                    300
Investments in unconsolidated subsidiaries and
   associated companies...............................                     92
Customer's liability to this bank on acceptances
   outstanding........................................                  2,777
Intangible assets.....................................                  1,361
Other assets..........................................                 12,204
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TOTAL ASSETS..........................................               $261,859
                                                                     ========

                                  LIABILITIES


Deposits
   In domestic offices.............................                   $80,163
   Noninterest-bearing.....................$30,596
   Interest-bearing........................ 49,567
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   In foreign offices, Edge and Agreement
   subsidiaries, and IBF's.........................                    65,173
   Noninterest-bearing.....................$ 3,616
   Interest-bearing........................ 61,557

Federal funds purchased and securities sold under
agreements to repurchase in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's Federal funds purchased............                    14,594
   Securities sold under agreements to repurchase..                    14,110
Demand notes issued to the U.S. Treasury...........                     2,200
Trading liabilities................................                    30,136
Other Borrowed money:
   With a remaining maturity of one year or less...                    16,895
   With a remaining maturity of more than one year.                       449
Mortgage indebtedness and obligations under capital-
   ized leases.....................................                        49
Bank's liability on acceptances executed and                            2,764
outstanding Subordinated notes and debentures......                     5,471
Other liabilities..................................                    13,997

TOTAL LIABILITIES..................................                   246,001
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Limited-Life Preferred stock and related surplus                          550

                                     EQUITY CAPITAL

Common stock.......................................                     1,209
Surplus............................................                    10,176
Undivided profits and capital reserves.............                     4,385
Net unrealized holding gains (Losses)
on available-for-sale securities...................                      (481)
Cumulative foreign currency translation adjustments                        19

TOTAL EQUITY CAPITAL...............................                    15,308
                                                                     --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
   STOCK AND EQUITY CAPITAL........................                  $261,859
                                                                     ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                     JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instruct-ions issued by the appropriate Federal regulatory authority and is true and correct.

                            WALTER V. SHIPLEY    )
                            EDWARD D. MILLER     )DIRECTORS
                            THOMAS G. LABRECQUE  )